Exhibit 5

October 5, 2001

Skechers U.S.A., Inc.
228 Manhattan Beach Blvd.
Manhattan Beach, CA 90266

Re:	Skechers U.S.A., Inc. Registration Statement on Form S-8 3,000,000 shares issuable upon exercise of options granted to its officers, directors and employees

Dear Sirs:

We are counsel to Skechers U.S.A., Inc., a Delaware corporation (the “Company”). We have assisted the Company in its preparation of a Registration Statement (the “Registration Statement”) on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), registering 3,000,000 shares of class A common stock (the “Shares”) issuable upon exercise of options granted to officers, directors and employees of the Company (the “Options”).

In rendering this opinion, we have considered such questions of law and examined such statutes and regulations, corporate records, certificates and other documents and have made such other examinations, searches and investigations as we have considered necessary. In such examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or as photocopies or telecopies. We have not made an independent examination of the laws of any jurisdiction other than California and Delaware and the Federal Law of the United States and we do not express or imply any opinions in respect to the laws of any other jurisdiction. The opinions expressed herein are based on legislation and regulations in effect on the date hereof.

Based on and subject to the foregoing we are of the opinion that the Shares, when issued pursuant to the exercise of the Options and the purchase price therefore has been paid, will be duly and validly issued, fully paid and nonassessable shares of class A common stock.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act.

Sincerely,

/s/  KIRKPATRICK & LOCKHART LLP

Kirkpatrick & Lockhart LLP